2008 sqft >$1.8 x 12 = 21.60
$3,600 mo.
↓
4868 sqft.
x 1.8
$8,763

ADDENDUM TO LEASE

BETWEEN: METRO PARK ASSOCIATES
A Partnership of the State of New Jersey
820 Morris Turnpike, Suite 301
Short Hills, New Jersey 07078
(hereinafter referred to as "Landlord")

AND: CHINA QUANTUM COMMUNICATIONS, INC.
33 Wood Avenue South, Seventh Floor
Iselin, New Jersey 08830
(hereinafter referred to as "Tenant")

DATED: April 28, 2004

This Addendum to Lease is intended to supplement the Lease Agreement dated March 2002 entered into between the Landlord and Tenant. The terms contained in this Addendum will be as effective as if they were typewritten in the Lease Agreement. In the event there is any conflict between the Lease Agreement and this Addendum, the provisions of this Addendum will prevail. As used in this Addendum, the words "this Lease" will mean the Lease Agreement to which this Addendum is attached as modified below:

1. The term of the Lease shall be extended for ~~two (2)~~ four (4) years, commencing May 1, 2004 and expiring on April 30, ~~2006~~ 2008 (hereinafter referred to as "the Extended Lease Term").

2. The Tenant's basic rent during the Extended Lease Term shall remain at ~~$3,879.93~~ $3,600.00 MW per month, payable in advance on the first day of each calendar month.

3. All other terms and conditions of the Lease Agreement entered into between Landlord and Tenant dated March 2002 shall remain in full force and effect except as amended herein.

IN WITNESS WHEREOF, the parties hereto set their hands and seals on the date indicated above.

WITNESS OR ATTEST: G Moscaritolo

METRO PARK ASSOCIATES - LANDLORD

BY: [signature]

CHINA QUANTUM COMMUNICATIONS, INC. - TENANT

Ya Li

BY: [signature] TONY. W. Tsai